UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

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BRP Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

4211 W. Boy Scout Blvd., Suite 800
Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (866) 279-0698

Not Applicable
(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2021 (the “Closing Date”), Baldwin Risk Partners, LLC (“BRP LLC”), a subsidiary of BRP Group, Inc., as borrower, entered into an Amendment No. 4 to the Credit Agreement (as defined below) (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), certain material subsidiaries of BRP LLC (together with BRP LLC, the “Loan Parties”), as guarantors, and the several banks, financial institutions, institutional investors and other entities party thereto as lenders and letter of credit issuers, pursuant to which that certain Credit Agreement, dated as of October 14, 2020, among the Loan Parties, the Agent and the several banks, financial institutions, institutional investors and other entities from time to time party thereto as lenders and letter of credit issuers (as amended by that certain Amendment No. 1, dated as of May 7, 2021, that certain Amendment No. 2, dated as of June 2, 2021, and that certain Amendment No. 3, dated as of August 6, 2021, the “Credit Agreement”), was amended to, among other things, provide for a new senior secured first lien incremental term loan facility in an aggregate principal amount of $350 million (the loans thereunder, the “New Term Loans”), which represents an increase in the aggregate principal amount of its existing senior secured first lien term facility maturing in 2027 (the loans thereunder, the “Existing Term Loans”) from $500 million to $850 million. The New Term Loans were funded on the Closing Date, a portion of the proceeds of which were used to repay certain Revolving Loans (as defined in the Credit Agreement) outstanding under the Credit Agreement as of the Closing Date. The remaining proceeds of the New Term Loans are available for general corporate purposes of BRP LLC and certain of its subsidiaries (including acquisitions and other investments permitted under the Credit Agreement). JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Capital One, National Association and Cadence Bank, N.A. served as joint lead arrangers and joint bookrunners with respect to the Amendment.

The New Term Loans are subject to substantially the same terms to which the Existing Term Loans are subject under the Credit Agreement.

The foregoing description of the terms of the Amendment is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to Credit Agreement, dated as of December 16, 2021, by and among Baldwin Risk Partners, LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as the Administrative Agent, the Guarantors party thereto, the Lenders party thereto and the Issuing Lenders party thereto
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: December 20, 2021	By:	/s/ Bradford Hale
		Name:	Bradford Hale
		Title:	Chief Financial Officer